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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 1997, with respect to the combined financial statements of Fifth Dimension Communications (Barbados) Inc., 1043313 Ontario Inc. and Merlin Sierra Inc. included in the Registration Statement of Form SB-2 related to the issuance of common stock of New Frontier Media, Inc.


                                              ERNST & YOUNG
       Ottawa, Canada
       February 3, 1998                       CHARTERED ACCOUNTANTS